UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 27, 2007

                                   XsunX, Inc.
             (Exact name of registrant as specified in its charter)



   Colorado                          000-29621                84-1384159
  -----------                        ---------                ----------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
of incorporation)                                           Identification No.)


                  65 Enterprise, Aliso Viejo, California 92656
                  --------------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (949) 330-8060

                                   Copies to:
                            Michael A. Littman, Esq.
                                7609 Ralston Road
                                Arvada, CO 80002
                              Phone: (303) 422-8127
                               Fax: (303) 431-1567

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement.

            Effective March 23, 2007 XsunX, Inc. entered into a binding letter of intent with a manufacturer of photovoltaic products for the purchase of net assets of the manufacturer to be completed on or before April 30, 2007. The purpose of the letter of intent, and interest in the acquisition by XsunX, was driven by what XsunX anticipates is the opportunity to expand its current operations to include technologies and manufacturing capabilities for silicon wafer, conversion of wafers to solar cells, complete solar module manufacturing, and module mounting components. The operating assets are comprised of approximately twenty plus (20+) megawatts of annual polysilicon wafer manufacturing capabilities, and approximately fifteen (15) megawatts of solar cell and module manufacturing capabilities. While the wafer and cell conversion systems provide separate and distinct additions to the Company's product offering XsunX believes that the facilities back end module manufacture and assembly systems and reliability testing equipment provide an expansion opportunity for use by XsunX in the commercialization of its thin film technologies.

Under the terms of the LOI XsunX intends to purchase certain assets from the seller for the amount of five million dollars ($5,000,000) USD in a cash transaction. Intended assets to be acquired may include, but are not necessarily limited to, machinery, research and manufacturing equipment, furniture, fixtures, raw material and work in process inventory, designs, computer and software systems, pre-paid accounts, goodwill, leasehold interests, business opportunities and supply contracts and contract rights with regard thereto, including a current silicon supply agreement as it pertains only to the supply therein of poly-granular silicon. Notwithstanding the foregoing, XsunX may decline to purchase certain distinguishable items among the assets/liabilities which items may be identified prior to the close of the proposed purchase, provided, however, that the same shall not affect the purchase price.

As part of, and concurrently with the proposed transaction, XsunX will receive a perpetual, limited, royalty free, non-exclusive license without the right to sublicense under the intellectual property rights and know-how for the continued use and commercial exploitation by XsunX of all assets purchased, including but not limited to the fabrication of wafer production, cell manufacturer, module assembly, module mounting systems, and general proprietary operations know how up to one hundred and twenty five megawatts(125MW) of annual production under any configuration or design specification.

XsunX is in the process of arranging financing for this transaction. XsunX and seller have agreed to negotiate in good faith a definitive asset purchase agreement to allow a closing of the transaction to occur on or before April 30, 2007. Should XsunX fail to use its reasonable business efforts to cooperate and work in a good faith reasonable effort to achieve a closing by April 30, 2007, other than for material cause on the part of seller, then the Company will be required to pay the seller a termination fee of one hundred thousand dollars ($100,000).


Item 9.01 Financial Statements and Exhibits.


  (a)   Financial statements of business acquired.

            Not applicable.

  (b)   Pro forma financial information.

            Not applicable.

  (c)   Exhibits.

Exhibit
Number          Description
-------     -------------------
10.1        Binding Letter of Intent




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 27, 2007

                                        XSUNX, INC.


                                        By: /s/ Tom Djokovich
                                            -----------------------------
                                            Tom Djokovich, CEO/President